Exhibit 99.11

           (Text of graph posted to Ashland Inc.'s website concerning APAC's lost time incident rates & OSHA recordable incident rates)

            Lost Time Incident Rates
 (Rate = Lost Time Injuries x 200,000/Hours Worked)

               APAC      Industry
               ----      --------
    1995        0.3         4.5
    1996        0.3         4.1
    1997        0.3         4.0
    1998        0.4         3.4
    1999        0.4         3.8
    2000        0.4         3.2
    2001        0.1         4.0
    2002        0.2         3.9


       Recordable Incident Rates

                 APAC      Industry
                 ----      --------
    1995          6.0        11.9
    1996          5.8        10.7
    1997          6.0        10.4
    1998          6.0        9.6
    1999          6.0        9.7
    2000          5.1        9.3
    2001          4.6        8.9
    2002          4.3        8.2